UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 18, 2009

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.                      Other Events.

Investors Real Estate Trust (the “Company”) is re-issuing its historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2009 (“Form 10-K”), and the accompanying selected financial data, in connection with the Company’s adoption on May 1, 2009 and retrospective application of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS 160”).  The Company is also re-issuing the Management’s Discussion and Analysis of Financial Condition and Results of Operations that accompanied those consolidated financial statements.

This Current Report on Form 8-K updates the Company’s Form 10-K, including the financial statements therein, to reflect the application of SFAS 160.  This Current Report on Form 8-K is not being filed to correct any error or omission in the financial or other information previously filed in the Company’s Form 10-K.  The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1, which supersedes the corresponding information in the Company’s Form 10-K and is incorporated by reference in the Company’s currently effective registration statements.  Except as expressly noted above, the information contained in this report has not been updated to reflect any developments since April 30, 2009.  For a discussion of events and developments subsequent to the filing of the Company’s Form 10-K, please refer to the Company’s filings with the Securities and Exchange Commission since that date.

ITEM 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

23.1	Consent of Deloitte & Touche LLP

99.1
Updated financial information for the fiscal year ended April 30, 2009:
Item 6:  Selected Financial Data
Item 7:  Management Discussion & Analysis of Financial Conditions and Results of Operations
Item 8: Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Thomas A. Wentz, Jr.
Thomas A. Wentz, Jr.
Senior Vice President & Chief Operating Officer

Date: September 18, 2009